PROMISSORY NOTE

Party A: NIUSULE BIOTECH CORP.
Legal Representative: Mr. Khengchew Tsang
Legal Address: 2533 North Carson Street, Carson City, NV, 89706-0242
Contact: 1-775-887-4880

Party B: ZHEJIANG NIUSULE BIOTECH CORP.
Legal Representative: Mr. Zhixiao Chen
Legal Address: 14th Floor, Development Building, 1 West Shengli Road, Dipu Town, Anji, Huzhou, Zhejiang Province, P. R. China
Contact: 86-572-5129791

WHEREAS, through friendly consultation, Party A and B have reached an agreement as below:

Article I Amount of Loan

The total amount of loan under this contract is _\$450,000_.

Article II Term of Loan

The term of loan is _three_ years, namely from _27_ day _5_ month of the year _2008_ until the _26_ day _5_ month of the year _2011_.

Article III Use of the Loan

Party A's use of the loan under this contract is as follows:
To cover initial expenses of the Corporation.
Party A shall not divert the use of the loan without prior written consent given by Party B.

Article IV Loan Interest Rate and Loan Interest

The loan interest rate will be _8_ percent (_8_%) per year. There shall be no adjustment in the interest rate during the term of validity of this Contract.

The loan interest will be accrued from the withdrawal date, and calculated on the basis of per year, according to the withdrawal amount and date of use.
The interest shall be paid by Party A in the following manner:
Interest on the loans is payable semiannually, each March 20th and September 20th.

Article V Payment of Loan

Party A guarantees to pay the above loan on _26_ day _5_ month of the year _2011_.

Article VI Liabilities for Default

If Party A fails to pay the loan interest pursuant to the plan as provided for in this contract, it is deemed as an overdue loan, Party B is entitled to accrue twice of the loan interest of this Contract.

Any of the following occurrences on the part of Party A during the term of validity of this Contract shall be regarded as Party A's default, and Party B is entitled to suspend granting the loan, recover the principal and interest of the loan that has been granted and is entitled to declare that the outstanding principal is due and shall be payable immediately.

(a) Party A fails to pay the interest of loan over ___90___ days;
(b) Party A is disbanded, ordered to close in accordance with law, or announced bankrupt;
(c) Party A faces financial crisis.

Article VII Modification & Rescission

All the alterations, amendments, supplements and subtractions to the Contract shall have been made with the written consent of both parties. Any amendment and supplement to the Contract shall form an integral part of the contract and shall have the same legal force as the contract.

Party A: NIUSULE BIOTECH CORP.

Legal Representative: Tsang Cheng Chen

Date: May 9,2008

Party B: ZHEJIANG NIUSULE BIOTECH CORP.

Legal Representative: [signature]

Date: May 9,2008